UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): Aug 12, 2008

K’s Media

 (Formerly Kinglake Resources, Inc.)

Nevada

 (State or Other Jurisdiction of Incorporation)

000-52760

 (Commission File Number)

75-3263792

(I.R.S. Employer Identification No.)

10/F Building A, G.T. International Tower, ChaoYang District,
Beijing, China, 100020

(Address of Principal Executive Offices) (Zip Code)

86-10-5921-2230

 (Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by K’s Media, a Nevada corporation (the “Registrant”), in connection with the items set forth below.
[Missing Graphic Reference]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On November 9, 2007, we engaged Sherb & Co., LLP, an independent registered firm of Certified Public Accountants, as our principal independent accountant with the approval of our company’s board of directors. Accordingly, we dismissed Michael T. Studer CPA P.C. (“Michael”), as our independent registered public accounting firm.

The report of Michael on the financial statements of the Company as of April 30, 2007 and for the year then ended did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, except for an explanatory paragraph relating to a going concern uncertainty, audit scope, or accounting principles.

During the year ended April 30, 2007 through the date of his dismissal, there were no disagreements with Michael on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Michael, would have caused Michael to make reference to the subject matter of the disagreement in its reports on the Company’s financial statements for such periods.

The Company has requested that Michael furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter is filed herewith as Exhibit 16.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K's Media
Date: August 12, 2008	By:	/s/ Jake Wei
Jake Wei
Chief Financial Officer